Exhibit 99.1

NEWS RELEASE

CONTACT: Norris Battin The Cooper Companies, Inc. ir@coopercompanies.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3600 Fax: 925-460-3648 www.coopercos.com
FOR IMMEDIATE RELEASE

THE COOPER COMPANIES REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

PLEASANTON, Calif., December 11, 2007 — The Cooper Companies, Inc. (NYSE: COO) today reported fiscal fourth quarter 2007 and full year results.

Financial Highlights

•	Fourth quarter 2007 revenue $253.8 million, 17% above fourth quarter 2006, 14% in constant currency. Fiscal 2007 revenue $950.6 million; 11% above 2006, 8% in constant currency.

•	Fourth quarter 2007 CooperVision (CVI) revenue $212.1 million, up 16%, 11% in constant currency. Fiscal 2007 revenue $795.9 million up 8%, 5% in constant currency.

•	Fourth quarter CooperSurgical (CSI) revenue $41.8 million, up 25% with 9% organic growth. Fiscal 2007 revenue $154.8 million, up 24%, with 9% organic growth.

•	Fourth quarter 2007 GAAP loss per share 54 cents. Fiscal 2007 GAAP loss 25 cents.

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Fourth quarter GAAP results include $29.0 million non-cash and $20.3 million cash related costs, net of tax – $1.08 cents per diluted share – not considered part of core operating performance including costs for share-based compensation expense, acquisition and integration expenses, production start-up costs and intellectual and securities litigation costs. For the year, GAAP results include $48.7 million non-cash and $74.6 million cash related costs. See “Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures.”

Commenting on the Company’s performance, Robert S. Weiss, Cooper’s chief executive officer said, “Our 2007 results finished below expectations as in the fourth quarter we took charges on the completion of the three year Ocular integration plan including the write off of obsolete manufacturing equipment that was replaced by newer technology.

“CVI’s fourth quarter revenues were strong in all geographic markets, and we outpaced market growth. In 2007, CVI gained market share in spite of its manufacturing capacity limitations with silicone hydrogel and single-use products and now manufacturing capacity for these products is ramping up nicely.

“With this increased capacity, we expect to compete effectively in the monthly silicone hydrogel market in the United States and look forward to entering the two-week silicone sphere market in the April/May period of 2008, earlier than previously anticipated, and the silicone toric market at the end of the calendar year. We believe we are now beginning to see a revival of CVI’s historic revenue growth and share gain patterns.”

Fourth Quarter Operating Results

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Fourth quarter gross margin was 46% compared with 59% in the prior year. Excluding costs considered unrelated to core operating performance, gross margin was 61% compared with 63% of sales in last year’s fourth quarter.

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Selling, general and administrative expense grew 11% and was 41% of sales compared with 44% in last year’s fourth quarter. Excluding costs considered unrelated to core operating performance, SGA was 38% of sales compared with 39% last year.

•	Research and development expense was 4% of sales, the same as in last year’s fourth quarter.

•

Operating margin was a loss of 2% for the quarter compared with a margin of 10% in last year’s fourth quarter. After costs considered unrelated to core operating performance – $49.2 million in the quarter – operating margin was 18% of sales in both periods.

•	Interest expense was 4% of sales in both periods.

The operating results discussed above include costs considered unrelated to core operating performance as listed in the section “Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures” and the table “Reconciliation of Non-GAAP to GAAP Operating Results.”

Balance Sheet and Cash Flow Highlights

•	Capital expenditures were $54.9 million in the quarter and totaled $183.6 million in fiscal 2007.

•

Depreciation and amortization expense was $28.9 million for the quarter; $84.5 million for fiscal 2007 including $9.4 million in the quarter and $14.2 million for the year related to accelerated depreciation on assets made redundant as part of integration activities.

•	Cash flow from operations was $38.1 million in the fourth quarter compared with $35.7 million in last year’s fourth quarter and $134.0 million for fiscal 2007 compared with $150.5 million in 2006.

Fourth Quarter Operational Highlights

•	Biofinity production in October exceeded 2 million units, the highest monthly volume to date.

•	Revenue for Proclear products was $52.1 million, up 36% in constant currency. Proclear products now represent 25% of CVI’s worldwide revenue.

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Soft lens revenue in the United States grew 16% over the comparable period in 2006 and 5% over the third quarter of 2007. The contact lens market in the U.S. grew 4% in the third calendar quarter and sequentially declined 2% from the second calendar quarter.

•	CVI completed the integration of its U.S. distribution center in Henrietta, N.Y.

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In November, the Company reached a global settlement agreement with CIBA Vision, the eye care unit of Novartis AG, which resolves all disputes with respect to current patent infringement litigation between the companies.

•	CSI achieved another solid quarter of organic growth reflecting the success of its hospital market strategy.

2008 Revenue and Earnings Guidance

Cooper expects fiscal 2008 revenue of $1,040 million to $1,090 million in constant currency (previous guidance was $1,020 million to $1,090 million) and non-GAAP EPS of $2.40 to $2.65 and GAAP EPS of $1.30 to $1.80.

Reconciliation of GAAP to Non-GAAP EPS Guidance

	EPS Range
	Low	High
GAAP EPS guidance	$1.30	$1.80
Other identified items	0.70	0.50

	$2.00	$2.30
Share-based compensation expense	0.40	0.35

Non-GAAP EPS guidance	$2.40	$2.65

CVI expects fiscal 2008 revenue of $875 million to $920 million (previously $855 million to $920 million), a growth rate of 10% to 16% versus the prior year. CSI expects fiscal 2008 revenue of $165 million to $170 million, unchanged from previous guidance.

CooperVision Fiscal Fourth Quarter Operating Highlights

•	CVI’s worldwide revenue of $212.1 million increased 11% from last year’s fourth quarter in constant currency.

•	Worldwide revenue for Biofinity, CVI’s spherical silicone hydrogel contact lens, was $5 million; $2.2 million in the United States and $2.5 million in Europe.

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CVI’s worldwide revenue for its single-use lenses grew 31% in the fiscal quarter and 29% for the year. United States single-use lens revenue grew 250% in the quarter and was up 75% from the third quarter of 2007.

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Worldwide sales of CVI’s core product lines – specialty lenses (toric, cosmetic and multifocal lenses), PC Technology brand spherical lenses, silicone hydrogel spherical lenses and single-use lenses – were $151.4 million, up 16%. These products account for 72% of CVI’s soft lens business. Legacy conventional lens products declined 18%.

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CVI’s disposable toric lens revenue grew 8% in the fourth quarter and is now 86% of its total toric revenue. Sales of all toric lenses were $71.7 million, up 4%, accounting for 34% of CVI’s soft lens business. CVI’s toric lens revenue outside of the United States, 51% of total toric revenue, grew 5% in the quarter.

Note: Please see the “Quick Links” section of Cooper’s Website www.coopercos.com/investor for Supplemental Market and Revenue Data tables.

CVI Anticipated New Product Introductions

•	Proclear 1 Day rollout in Europe in the fiscal first quarter.

•	Improved silicone hydrogel sphere with a two-week wearing cycle in the United States and Europe in April/May of 2008, earlier than previously anticipated.

•	Silicone hydrogel toric lens in late calendar 2008.

•	Proclear 1 Day in Japan in first or second fiscal quarter of 2009 depending on local regulatory approval.

CVI Fiscal Fourth Quarter 2007 Expenses

CVI’s reported gross margin was 44% compared with 59% in the fourth quarter of 2006. These results include costs for share-based compensation, acquisition, production start-up and integration charges as described in the section “Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures” and the table below. These related primarily to the consolidation of manufacturing locations and start-up expenses for new silicone hydrogel products.

CVI’s SGA expense grew 12% during the quarter. These results also include items described in the section “Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures” and the table below.

CVI’s research and development expense was $7.8 million in the fourth quarter, an increase of 6% over the same period in 2006 representing 4% of sales in both periods.

Operating margin was negative 3% compared with 12% in the fourth quarter of 2006, reflecting the impact of items described in the table below. Excluding such items, operating margins were 20% in the current quarter compared to 21% in the fourth quarter last year.

CooperSurgical Fiscal Fourth Quarter Operating Highlights

•	Revenue grew 25% to $41.8 million with organic growth of 9%.

•	Sales of products marketed directly to hospitals grew 51% to $11.3 million and now represent 27% of CSI’s total revenue compared with 22% in the fourth quarter last year.

•	Gross margin was 58% for the quarter, the same as in the prior year period. Operating margin was 21% for the quarter.

Cooper Companies Management Changes

The following recent management changes were effective November 1, 2007:

•	A. Thomas Bender retired as chief executive officer but remains non-executive chairman of the board of directors.

•	Robert S. Weiss has been named chief executive officer.

•	Steven M. Neil, executive vice president and chief financial officer, is now responsible for CVI manufacturing, supply chain and information technology in addition to his finance duties.

•	Eugene J. Midlock has been named vice president, finance.

•	Daniel G. McBride has been named vice president and general counsel.

•	Albert G. White III has been named vice president, investor relations and treasurer.

Conference Call

The Cooper Companies will hold a conference call to discuss its fourth quarter and full year 2007 results today at 5pm Eastern Time. In the United States, dial +1-866-713-8538. Outside the United States, dial +1-617-597-5310. The passcode is 36403314.

A replay will be available approximately one hour after the call ends and will be available for five days. In the United States, dial +1-888-286-8010. Outside the United States, dial +1-617-801-6888. The replay passcode is 79118648. This call will also be broadcast live on The Cooper Companies’ Website, www.coopercos.com and at www.streetevents.com.

Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures

In addition to results in accordance with GAAP, Cooper management also considers non-GAAP operating results as important supplemental financial measures in evaluating its ongoing core operating results and in making operating decisions.

Non-GAAP operating results and guidance exclude from GAAP operating results share-based compensation expense and other items that management does not consider part of core operating performance. Management uses these non-GAAP operating results to compare actual operating results to its business plans, assess expectations after the integration period, calculate debt compliance covenants, allocate resources and evaluate potential acquisitions. Management believes that presenting these non-GAAP operating results also allows investors, as well as management, to evaluate operating results from one period to another on a comparable basis.

Specific items that Cooper excludes from its GAAP results when evaluating core operational performance are:

•	Share-based compensation expense

These are the costs of stock option and restricted stock grants to employees and directors specified under SFAS No. 123R, Share-Based Payments. While share-based compensation is an ongoing and recurring expense, it does not require cash settlement, is subject to significant period-to-period variability (it is dependent on the timing of the grants, is potentially impacted by acquisitions and can be affected by changes in computational variables) and is recognized prospectively. Since we adopted the modified prospective method of accounting for share-based payments, results are not always comparable to prior periods. As a result, we exclude these charges for purposes of evaluating core operating performance.

•	Acquisition and restructuring expenses consisting of

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Restructuring and integration expenses related primarily to the integration of Ocular Sciences, Inc. (Ocular) into CooperVision, Inc., which are charged to cost of sales and operating expense. They consist of costs to integrate duplicate facilities, streamline manufacturing and distribution practices and integrate sales, marketing and administrative functions. Cooper adjusts for these costs because they are incurred as part of CVI’s three-year Ocular integration plan, but are not included in its core business operating plan.

•	Manufacturing and distribution rationalization and start-up costs also related primarily to the integration of Ocular and CVI. They consist of costs to:

•	Restructure manufacturing locations and platforms.

•	Eliminate duplicate distribution locations (products are stored and shipped from several locations while central warehouses are completed).

•	Develop new manufacturing technologies, specifically silicone hydrogel manufacturing.

We adjust for these costs because once the specific integration activities have been completed and new technology and manufacturing techniques have been applied, the costs will be eliminated.

•	Losses and costs associated with phasing out corneal health products and the write-off of associated unrealizable net assets.

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Acquired in-process R&D charges. These charges are subject to a formal appraisal process that may take up to twelve months to complete following a transaction. Management adjusts for these expenses because they are not known when evaluating forecasted performance of the acquired business.

•	Expenses associated with certain intellectual property and securities litigation

Cooper had filed suits claiming patent infringement to protect its intellectual property, sought a declaratory judgment that a CVI product does not infringe any valid and enforceable claims of competitors’ patents and is also incurring expenses associated with securities litigation. These cases have not historically been part of Cooper’s normal operations. As recently announced, the intellectual property suits have now been settled.

Not all the items listed occurred in the fiscal fourth quarter of 2007 or 2006. Specific amounts for the items in the fiscal fourth quarter and twelve-months ended 2007 and 2006 are below in the table headed “Reconciliation of Non-GAAP to GAAP Operating Results.”

Operating results adjusted for these items should not be considered alternatives to any performance measures derived in accordance with GAAP. We present them because we consider their disclosure an important supplemental measure of performance. In evaluating Cooper’s non-GAAP operating results and guidance, investors are cautioned that in future periods Cooper expects to incur expenses similar to those for which adjustments are made in the presentation of non-GAAP operating results. Presentation of non-GAAP operating results and guidance should not be construed as an implication that future results will be unaffected by similar items or nonrecurring or unusual charges.

Cooper’s non-GAAP operating results have limitations as an analytical tool, including that they do not reflect the cost of:

•	Stock options and other share-based compensation, which are important components of compensation programs for employees and directors.

•	The Ocular integration, and the integration and restructuring of other acquisitions.

•	New manufacturing technologies, specifically silicone hydrogel manufacturing, and the phase out of product lines and manufacturing platforms that are being eliminated.

•	Intellectual property and securities litigation, which we expect to be significant but are difficult to forecast.

In addition, non-GAAP operating results may not be useful when comparing Cooper to other companies that may calculate these measures differently. Moreover, the impact of many of the items excluded (particularly litigation and restructuring) on guidance is difficult to quantify because of significant uncertainty in timing and the range of possible outcomes. These items could be material.

Cooper compensates for these limitations by relying primarily on GAAP operating results and supplementing these with non-GAAP operating results.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition (including the Ocular business) are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are:

•	Failures to launch, or significant delays in introducing, new products, or limitations on sales following introduction due to manufacturing constraints or poor market acceptance.

•	Failures to receive or delays in receiving U.S. or foreign regulatory approvals for products.

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Compliance costs and potential liability in connection with U.S. and foreign healthcare regulations, including product recalls, and potential losses resulting from sales of counterfeit and other infringing products.

•	The success of research and development activities and other start-up projects.

•	New competitors, product innovations or technologies.

•	Failure to develop new manufacturing processes, or delays in implementation of such processes.

•	A major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, natural disasters or other causes.

•	Disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses.

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Legal costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to claims involving product liability or patent protection (including risks with respect to the ultimate validity and enforceability of the Company’s patent applications and patents and the possible infringement of the intellectual property of others).

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The impact of acquisitions and divestitures on revenues, earnings and margins, including any failure by the Company to successfully integrate acquired businesses into CVI and CSI, any failure to continue to realize anticipated benefits from the Company’s cost-cutting measures and risks inherent in accounting assumptions made regarding the acquisitions.

•	Changes in business, political and economic conditions, including the adverse effects of natural disasters on patients, practitioners and product distribution.

•	Interest rate and foreign currency exchange rate fluctuations.

•	Changes in U.S. and foreign government regulation of the retail optical industry and of the healthcare industry generally.

•	Dilution to earnings per share from acquisitions or issuing stock.

•	Changes in tax laws or their interpretation and changes in effective tax rates, including by reason of changes in the Company’s geographic profit mix.

•	Changes in the Company’s expected utilization of recognized net operating loss carry forwards.

•	The requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill.

•	Changes in accounting principles or estimates.

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Disruptions or delays related to implementation of information technology systems covering the Company’s businesses, or other events which could result in management having to report a material weakness in the effectiveness of the Company’s internal control over financial reporting in its 2007 Annual Report on Form 10-K.

•	Environmental risks including significant environmental cleanup costs above those already accrued.

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Other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. (www.coopercos.com) manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision (www.coopervision.com) manufactures and markets contact lenses. Headquartered in Pleasanton, Calif., it manufactures in Juana Diaz, Puerto Rico, Norfolk, Va., Rochester, N.Y., Adelaide, Australia, Hamble and Hampshire England and Madrid, Spain.

CooperSurgical (www.coopersurgical.com) manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market with headquarters and manufacturing facilities in Trumbull and Orange, Conn., and in Pasadena, Calif., Houston, Texas, Williston, Vt., Fort Atkinson, Wis., Montreal and Berlin.

The Cooper Companies, Inc. and its subsidiaries and/or affiliates own, license or distribute the following trademarks which are italicized in this release: Proclear®, Proclear® 1 Day and Biofinity® are registered trademarks of The Cooper Companies, Inc., its subsidiaries and/or affiliates. PC Technology™ is a trademark of The Cooper Companies, Inc., its subsidiaries and/or affiliates.

The information on Cooper’s Websites and its interactive telephone system are not part of this news release.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2007	2006	2007	2006
Net sales	$253,824	$216,026	$950,641	$858,960
Cost of sales	136,584	88,334	431,110	332,983

Gross profit	117,240	127,692	519,531	525,977
Selling, general and administrative expense	104,973	94,757	407,951	357,842
Research and development expense	9,277	8,437	39,858	34,547
Restructuring costs	2,896	(1,449)	9,674	6,385
Amortization of intangibles	4,191	3,541	16,194	14,303

Operating (loss) income	(4,097)	22,406	45,854	112,900
Interest expense	10,888	8,497	42,683	37,331
Other (loss) income, net	(3,839)	(577)	(2,499)	(2,232)

(Loss) income before income taxes	(18,824)	13,332	672	73,337
Provision (benefit) for income taxes	5,370	(270)	11,864	7,103

Net (loss) income	(24,194)	13,602	(11,192)	66,234
Add interest charge applicable to convertible debt, net of tax	—	523	—	2,090

(Loss) income for calculating earnings per share	$(24,194)	$14,125	$(11,192)	$68,324

Diluted (loss) earnings per share	$(0.54)	$0.30	$(0.25)	$1.44

Number of shares used to compute earnings per share	44,835	47,585	44,707	47,569

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	October 31, 2007	October 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$3,226	$8,224
Trade receivables, net	164,493	146,584
Inventories	267,914	236,512
Deferred tax asset	23,395	19,659
Other current assets	58,494	45,972

Total current assets	517,522	456,951

Property, plant and equipment, net	604,530	496,357
Goodwill	1,253,686	1,217,084
Other intangibles, net	145,833	147,160
Deferred tax asset	20,015	21,479
Other assets	18,685	13,570

	$2,560,271	$2,352,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$46,514	$61,366
Other current liabilities	239,966	215,264

Total current liabilities	286,480	276,630

Long-term debt	830,116	681,286
Other liabilities	9,408	6,682
Deferred tax liabilities	10,678	9,494

Total liabilities	1,136,682	974,092

Stockholders’ equity	1,423,589	1,378,509

	$2,560,271	$2,352,601

Unaudited Supplemental Statement of Operations Data and Reconciliation of Non-GAAP to GAAP Operating Results ($ in thousands, except per share amounts)

The tables below present supplemental statement of operations data reflecting Cooper’s individual business units and the effect of specified items, together with a reconciliation of non-GAAP operating results based on the items discussed in the section “Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures.”

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations by Business Unit

(Unaudited)

	Three Months Ended October 31,		% Increase	% Revenue 2007	% Revenue 2006	Twelve Months Ended October 31,		% Increase	% Revenue 2007	% Revenue 2006
	2007	2006				2007	2006
Net sales:
CVI	$212,065	$182,674	16%	100%	100%	$795,856	$734,157	8%	100%	100%
CSI	41,759	33,352	25%	100%	100%	154,785	124,803	24%	100%	100%

Total net sales	253,824	216,026	17%	100%	100%	950,641	858,960	11%	100%	100%

Cost of sales:
CVI (1)	118,872	74,391	60%	56%	41%	367,517	281,027	31%	46%	38%
CSI (2)	17,712	13,943	27%	42%	42%	63,593	51,956	22%	41%	42%

Total cost of sales (1), (2)	136,584	88,334	55%	54%	41%	431,110	332,983	29%	45%	39%

Gross profit:
CVI	93,193	108,283	-14%	44%	59%	428,339	453,130	-5%	54%	62%
CSI	24,047	19,409	24%	58%	58%	91,192	72,847	25%	59%	58%

Total gross profit	117,240	127,692	-8%	46%	59%	519,531	525,977	-1%	55%	61%

SGA:
CVI (3)	85,997	76,565	12%	41%	42%	321,986	284,325	13%	40%	39%
CSI (4)	12,433	11,508	8%	30%	35%	54,480	44,719	22%	35%	36%
Corporate (5)	6,543	6,684	-2%	N/A	N/A	31,485	28,798	9%	N/A	N/A

Total SGA (3) - (5)	104,973	94,757	11%	41%	44%	407,951	357,842	14%	43%	42%

Research and development:
CVI (6)	7,791	7,339	6%	4%	4%	27,624	23,534	17%	3%	3%
CSI (7)	1,486	1,098	35%	4%	3%	12,234	11,013	11%	8%	9%

Total research and development (6), (7)	9,277	8,437	10%	4%	4%	39,858	34,547	15%	4%	4%

Restructuring costs:
CVI (8)	2,478	(1,472)	N/A	1%	-1%	9,242	6,361	45%	1%	1%
CSI (9)	418	23	1717%	1%	0%	432	24	1700%	0%	0%

Total restructuring costs (8), (9)	2,896	(1,449)	N/A	1%	-1%	9,674	6,385	52%	1%	1%

Amortization:
CVI	3,067	3,066	0%	1%	2%	12,281	12,267	0%	2%	2%
CSI	1,124	475	137%	3%	1%	3,913	2,036	92%	3%	2%

Total amortization	4,191	3,541	18%	2%	2%	16,194	14,303	13%	2%	2%

Operating expense:
CVI	99,333	85,498	16%	47%	47%	371,133	326,487	14%	47%	44%
CSI	15,461	13,104	18%	37%	39%	71,059	57,792	23%	46%	46%
Corporate	6,543	6,684	-2%	N/A	N/A	31,485	28,798	9%	N/A	N/A

Total operating expense	121,337	105,286	15%	48%	49%	473,677	413,077	15%	50%	48%

Operating (loss) income:
CVI	(6,140)	22,785	N/A	-3%	12%	57,206	126,643	-55%	7%	17%
CSI	8,586	6,305	36%	21%	19%	20,133	15,055	34%	13%	12%
Corporate	(6,543)	(6,684)	2%	N/A	N/A	(31,485)	(28,798)	-9%	N/A	N/A

Total operating (loss) income	(4,097)	22,406	N/A	-2%	10%	45,854	112,900	-59%	5%	13%

Interest expense (10)	10,888	8,497	28%	4%	4%	42,683	37,331	14%	4%	4%
Other loss, net	(3,839)	(577)				(2,499)	(2,232)

(Loss) income before income taxes	(18,824)	13,332				672	73,337
Provision (benefit) for income taxes (11)	5,370	(270)				11,864	7,103

Net (loss) income	$(24,194)	$13,602				$(11,192)	$66,234

Add interest charge applicable to convertible debt	—	523				—	2,090

(Loss) income for calculating diluted (loss) earnings per share	$(24,194)	$14,125				$(11,192)	$68,324

Diluted (loss) earnings per share	$(0.54)	$0.30				$(0.25)	$1.44

Number of shares used to compute earnings per share	44,835	47,585				44,707	47,569

		Three Months Ended October 31,		Twelve Months Ended October 31,
		2007	2006	2007	2006
(1)	CVI Cost of sales:
	Restructuring	$27,295	$6,323	$42,682	$8,279
	Share-based compensation	386	231	1,288	540
	Production start-up	9,442	2,494	27,556	6,684
	Corneal health product line phase out	(41)	(360)	(140)	1,148

		$37,082	$8,688	$71,386	$16,651

(2)	CSI Cost of sales:
	Inventory step-up	$321	$—	$572	$—
	Share-based compensation	70	51	252	134

		$391	$51	$824	$134

(3)	CVI SGA:
	Share-based compensation	$(236)	$984	$3,460	$3,937
	Distribution start-up	2,287	5,988	13,424	10,105
	Intellectual property litigation	4,650	873	10,248	2,119
	Integration costs	404	$—	404	—
	Production start-up	2,436	—	6,857	—
	Corneal health product line phase out	(5)	200	1	2,593

		$9,536	$8,045	$34,394	$18,754

(4)	CSI SGA:
	Share-based compensation	$(212)	$424	$1,611	$1,708
	Integration costs	(1,221)	—	273	—

		$(1,433)	$424	$1,884	$1,708

(5)	Corporate SGA:
	Share-based compensation	$499	$860	$7,815	$6,976
	Securities litigation	77	228	162	1,143

		$576	$1,088	$7,977	$8,119

(6)	CVI research and development expense:
	Share-based compensation	$166	$79	$664	$316
	Corneal health product line phase out	(3)	519	94	2,627

		$163	$598	$758	$2,943

(7)	CSI research and development expense:
	Share-based compensation	$12	$7	$41	$27
	CooperSurgical in-process R&D	—	—	7,157	7,500

		$12	$7	$7,198	$7,527

(8)	CVI restructuring:
	Restructuring costs in operating expenses	$2,478	$(1,616)	$9,243	$3,801
	Corneal health product line phase out	—	144	—	2,560

		$2,478	$(1,472)	$9,243	$6,361

(9)	CSI restructuring costs	$418	$23	$432	$24

(10)	Interest expense
	Write-off of deferred financing costs	$—	$—	$(882)	$(4,085)

		$—	$—	$(882)	$(4,085)

(11)	Provision (benefit) for income taxes:
	Income tax effect	$107	$873	$(11,617)	$(5,461)

Listed below are the items included in net income or loss that management excludes in computing non-GAAP financial measures as described in the section “Fiscal Fourth Quarter 2007 Financial Results Explanation of Non-GAAP Measures.”

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP to GAAP Operating Results

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2007	2006	2007	2006
GAAP net (loss) income	$(24,194)	$13,602	$(11,192)	$66,234
Non-GAAP adjustments:
CooperVision restructuring costs in cost of sales	27,295	6,323	42,682	8,279
CooperVision share-based employee compensation expense in cost of sales	386	231	1,288	540
CooperVision restructuring costs in operating expenses	2,478	(1,616)	9,243	3,801
CooperVision share-based employee compensation expense in SGA	(236)	984	3,460	3,937
CooperVision share-based employee compensation expense in R&D	166	79	664	316
CooperVision production start-up costs in cost of sales	9,442	2,494	27,556	6,684
CooperVision distribution center rationalization costs in SGA	2,287	5,988	13,424	10,105
CooperVision intellectual property litigation expenses in SGA	4,650	873	10,248	2,119
CooperVision integration costs in SGA	404	—	404	—
CooperVision production start-up costs in SGA	2,436	—	6,857	—
Corneal health product lines phase out in cost of sales	(41)	(360)	(140)	1,148
Corneal health product lines phase out in SGA	(5)	200	1	2,593
Corneal health product lines phase out in R&D	(3)	519	94	2,627
Corneal health product lines restructuring costs in operating expense	—	144	—	2,560
CooperSurgical inventory step-up in cost of sales	321	—	572	—
CooperSurgical share-based employee compensation expense in cost of sales	70	51	252	134
CooperSurgical share-based employee compensation expense in SGA	(212)	424	1,611	1,708
CooperSurgical share-based employee compensation expense in R&D	12	7	41	27
CooperSurgical integration costs in SGA	(1,221)	—	273	—
CooperSurgical restructuring costs in operating expenses	418	23	432	24
CooperSurgical in-process R&D	—	—	7,157	7,500
Corporate share-based employee and director compensation expense in SGA	499	860	7,815	6,976
Corporate securities litigation expenses in SGA	77	228	162	1,143
Write-off of deferred financing costs	—	—	882	4,085
Income tax effect	107	873	(11,617)	(5,461)

	49,330	18,325	123,361	60,845

Non-GAAP net income	$25,136	$31,927	$112,169	$127,079

Add interest charge applicable to convertible debt	523	523	2,092	2,090

Income for calculating diluted earnings per share	$25,659	$32,450	$114,261	$129,169

Diluted earnings per share	$0.54	$0.68	$2.40	$2.72

Number of shares used to compute earnings per share	47,666	47,585	47,582	47,569

Contact Lens Industry Revenue Update: Third Calendar Quarter in Constant Currency

The data below is from a compilation of industry participants’ revenue by an independent market research firm.

•	The global soft contact lens market grew 5% compared with the same period a year ago.

•

Single-use revenue grew 11% and now represents 33% of the global soft contact lens market compared with 31% in the third quarter of 2006. CVI’s single-use sphere and toric products revenue grew 34% worldwide and 181% in the United States in the third calendar quarter.

•

In the United States, where single-use products have the lowest penetration, the contact lens market grew 4% while single-use revenue grew 16%, increasing their share of the market from 9% to 10%. In Asia, single-use products represent about 57% of the market and in Europe they represent about 38%. In all markets outside of the United States, single use-lenses accounted for 46% of soft contact lens revenue compared with 44% in the third quarter of 2006.

•

In the United States– 36% of the world market – CVI’s revenue grew 6% (versus the market’s 4% growth) during the third calendar quarter. The market in the rest of the world outside the United States, now 64% of the total world market, grew 6% as did CVI’s revenue.

•

Silicone hydrogel revenue accounted for 27% of worldwide contact lens revenue during the third calendar quarter compared with 26% in the second quarter. About two-thirds of silicone hydrogel revenue is generated in North America.

Health Product Research, which reports on a statistical sampling of practitioners each quarter, calculated that silicone hydrogel lenses accounted for 50% of new patient visits to contact lens practitioners in the United States during the third calendar quarter of 2007, compared with 47% in the second quarter, and silicone hydrogel toric lenses accounted for 44% of new toric contact lens fits in the United States in the third calendar quarter of 2007, compared with 41% in the second quarter.

Note: Please see the “Quick Links” section of Cooper’s Website www.coopercos.com/investor for Supplemental Market and Revenue Data tables.

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